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                                                                    EXHIBIT 10.1

                                  PENTAIR, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         SECTION 1. NAME OF PLAN. This plan shall be known as the Pentair, Inc. Supplemental Executive Retirement Plan ("SERP").

         SECTION 2. DEFINITIONS. Unless the context requires otherwise, when used herein the terms listed below, when capitalized, shall have the following meanings:

         (1) "ACTUARIAL EQUIVALENT" is a benefit form which has the same present value as another benefit form, determined by applying such actuarial equivalent factors as the Committee, in its sole discretion, deems appropriate; provided, however, upon a Change in Control the actuarial equivalent factors shall be based upon UP84 mortality and seven percent (7%) interest.

         (2) "BENEFIT COMMENCEMENT DATE" is the first day of the month on which payment of a Participant's retirement benefits under the SERP is scheduled to commence.

         (3) "CHANGE IN CONTROL" is a change in control of the Company as defined in the KEESA.

         (4) "CODA" is a Pension Plan which allows covered individuals to defer thereunder all or a portion of the cash compensation that otherwise would be currently paid to the individual.

         (5)      "CODE" is the Internal Revenue Code of 1986, as amended.

         (6) "COMMITTEE" is the Compensation and Human Resources Committee of the Board of Directors of Pentair, as appointed from time to time.

         (7) "COVERED TERMINATION" is a covered termination, as defined in the KEESA, which entitles a Participant to a termination payment pursuant to Sections 8 and 9(a) of the KEESA.

         (8) "DISABLED" or "DISABILITY" is a Termination of Employment caused by a physical or mental incapacity which constitutes a total and permanent disability under the Pentair Long Term Disability Plan, as amended from time to time.

         (9) "EARLY RETIREMENT DATE" is the first day of the month for which a Participant elects to commence receiving his early retirement benefits under the SERP.

         (10) "EMPLOYER COMPANY" is the member of the Group which employs a Participant as of the date the Participant dies or has a final Termination of Employment, whichever occurs earlier.

         (11) "ERISA" is the Employee Retirement Income Security Act of 1974, as amended.



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         (12)     "FINAL AVERAGE COMPENSATION" is a Participant's average annual compensation determined by averaging compensation in those thirty-six (36) consecutive months, out of the last sixty (60) consecutive months ending with the earlier of (i) the calendar month ending prior to his Normal Retirement Date and (ii) the calendar month ending prior to the date of his Termination of Employment or death (whichever occurs earlier), for which the aggregate compensation is the largest. For this purpose, "compensation" includes all cash remuneration paid to or on behalf of a Participant for services actually rendered to a member of the Group as an employee, including annual incentive cash bonuses, except cash payments under any long-term compensation arrangement (e.g., incentive compensation units under the Pentair, Inc. Omnibus Stock Incentive Plan). Such compensation shall include all amounts which would have been paid to the Participant but for the Participant's election to defer such amounts (e.g., elective deferrals under a CODA) or to have such amounts fund other non-cash benefits (e.g., salary reductions under a cafeteria plan).

         (13) "GROUP" is Pentair and any other corporation, business trust, partnership, or joint venture in which Pentair owns (either directly or indirectly) fifty percent (50%) or more of the voting stock or rights analogous to voting stock. Any such other corporation, business trust, partnership, or joint venture shall be considered a member of the Group only for the period such ownership exists.

         (14) "KEESA" is the Key Executive Employment and Severance Agreement between the Company and key executives, as approved by the Company's board of directors effective August 23, 2000.

         (15) "LATE RETIREMENT DATE" is the first day of the calendar month after the calendar month in which the Participant has a Termination of Employment that occurs after his Normal Retirement Date.

         (16) "NORMAL RETIREMENT DATE" is the first day of the calendar month coincident with or immediately following the later of (i) a Participant's sixty-fifth (65th) birthday, and (ii) (except as waived or modified pursuant to Section 7) the date a Participant completes five (5) years of Service.

         (17) "PARTICIPANT" is any employee of the Group who has accepted participation in the SERP, and any former such employee who is entitled to a retirement benefit under the SERP.

         (18) "PENSION PLAN" is (i) any "employee pension plan" (as that phrase is defined in ERISA Section 3(2)) other than the SERP, and (ii) any other contract or arrangement, other than the SERP, Rollover IRA or KEESA, which provides retirement or retirement type benefits.

         (19)     "PENTAIR" is Pentair, Inc., a Minnesota corporation.

         (20) "PENTAIR PENSION PLAN" is the tax-qualified defined benefit plan sponsored by Pentair, as amended from time to time.



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         (21)     "PIA" is the monthly primary insurance amount under the
federal Social Security Act, as amended, determined without regard to applicable reductions in such amount for earnings during or after the month such amount begins to be paid.

         (22) "ROLLOVER IRA" is any "Individual Retirement Account or "Individual Retirement Annuity" (within the meaning of Code section 408) to which benefits from a Pension Plan have been rolled over in accordance with Code section 402.

         (23) "SERVICE" is the period of time an individual employed within the Group as an employee. In general, Service is measured in whole completed years, beginning with the date of an individual's employment within the Group and ending on the date of his Termination of Employment or such other dates as are relevant under the SERP (e.g., the date the individual is nominated for participation in the SERP).

                  For determining Service when an individual has a Termination of Employment and thereafter returns to employment within the Group as an employee, the individual's whole and fractional years of Service before the break in employment will be added to his or her Service after such break, regardless of the period of the break. For this purpose, a month of Service shall equal 1/12th of a year of Service, and thirty (30) days shall equal one
(1) month.

         (24) "TERMINATION OF EMPLOYMENT" is any event by which there is no longer an employer-employee relationship between any member of the Group and an individual, except any such termination caused by the individual's death.

         (25) "VESTING AND ACCRUAL DATE" is (except as accelerated or modified pursuant to Section 7) the first day of the calendar month coincident with or immediately following the later of (i) a Participant's sixtieth (60th) birthday, and (ii) the date a Participant completes five (5) years of Service.

         SECTION 3. PURPOSE. The primary purpose of the SERP is to provide retirement benefits to key executives in excess of the retirement benefits available to them under the Pentair Pension Plan. In particular, the SERP is a means of compensating key executives because (i) they frequently join the Group later in their careers and therefore cannot earn a retirement benefit under the Pentair Pension Plan which is appropriate for their services rendered to the Group, and (ii) their retirement benefit under the Pentair Pension Plan is subject to certain federal tax law limits which artificially reduce the retirement benefit they would otherwise earn under such plan.

         SECTION 4. EFFECTIVE DATE. The SERP shall be effective June 16, 1988, which is the date Pentair adopted the SERP; the effective date of this amended and restated plan document shall be August 23, 2000.

         SECTION 5. ELIGIBILITY AND PARTICIPATION. The SERP, as so amended and restated effective August 23, 2000, shall apply with respect to Messrs. Buxton, Collins and Rueb, each of whom has been previously nominated and approved for participation in the SERP, and each of whom has accepted the terms and conditions of such participation, including the provisions of Section 11. The SERP document as in effect before this amendment and restatement shall continue to apply with respect to all other Participants entitled to benefits under the SERP.

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         SECTION 6.      RETIREMENT BENEFIT. (a) Normal Retirement Benefit.  A
Participant who has a Termination of Employment effective as of his Normal Retirement Date shall be entitled to an annual retirement benefit under the SERP, commencing as of such date, equal to (x) minus ((y) plus (z)), where (x) equals 50% of the Participant's Final Average Compensation, (y) equals 100% of the Participant's annualized PIA, and (z) equals the offset for other retirement benefits.

         (b) Late Retirement Benefit. A Participant who has a Termination of Employment effective after his Normal Retirement Date shall be entitled to an annual retirement benefit under the SERP, commencing as of his Late Retirement Date, equal to the annual retirement benefit which he would have received under
Section 6(a) if Termination of Employment had occurred effective as of his Normal Retirement Date. There shall be no increase to such benefit to reflect the fact that it did not commence as of the Normal Retirement Date, provided, however, that the Committee may, in its discretion, authorize such an increase.

         (c) Early Retirement Benefit. (1) Eligibility. A Participant who has a Termination of Employment on or after attaining (i) the Vesting and Accrual Date, and (ii) (except as modified by Section 7) age sixty (60), may elect in writing to receive an early retirement benefit under the SERP. The early retirement benefit shall commence as of the first day of any calendar month selected by the Participant within the period beginning with the calendar month following Termination of Employment and ending with the calendar month immediately before his Normal Retirement Date; provided, however, such date must be at least thirty (30) days after the date the Participant makes such an election. If a Participant is eligible for but does not elect to receive such early retirement benefit, then he shall be entitled to a benefit at Normal Retirement Date computed as described in Section 6(c)(2) but without the reduction described in Section 6(c)(3).

                  (2) Amount of Early Retirement Benefit. Except as provided in Section 6(e), a Participant's annual early retirement benefit shall be determined in accordance with the formula described in Section 6(a); provided, however, such benefit shall be reduced by the early retirement reduction factors described in Section 6(c)(3) except to the extent otherwise provided in Section 6(c)(4).

                  (3) Early Retirement Reduction Factors. The appropriate early retirement reduction factors shown below shall be multiplied by the number of months within the given monthly bracket period.


                                                     Months Before
                                                     -------------
                          Factors               Normal Retirement Date
                          -------               ----------------------
                  1/6th of 1% per month             first 36 months
                  4/10ths of 1% per month           next 36 months
                  1/2 of 1% per month               next 48 months



                  (4) Covered Termination. If a Participant incurs a Covered Termination, then no reduction shall be made in the early retirement benefit payable to such Participant to reflect the fact such benefits commence before the Normal Retirement Date.


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         (d)      Deferred Vested Retirement Benefit.  A Participant who has a
Termination of Employment on or after the Vesting and Accrual Date and who is not eligible to receive an early retirement benefit under the SERP shall be entitled to a deferred vested retirement benefit commencing as of Normal Retirement Date. Except as provided in Section 6(e), a Participant's annual deferred vested retirement benefit shall be determined in accordance with the formula described in Section 6(a).

         (e) Annualized PIA. (1) Normal and Late Retirement. The annualized PIA of a Participant who has a Termination of Employment on or after Normal Retirement Date shall be the PIA for the month that includes his Normal Retirement Date multiplied by twelve (12). If the Committee adjusts a Participant's late retirement benefit as allowed under Section 6(b), however, then the Committee may appropriately adjust such Participant's PIA for increases thereon after Normal Retirement Date.

                  (2) Early and Deferred Vested Retirement. The annualized PIA of a Participant who elects or is entitled to elect an early retirement benefit under the SERP or who is entitled to deferred vested retirement benefits under the SERP shall be equal to his estimated PIA as of the month in which he will attain his Normal Retirement Date multiplied by twelve (12). The estimate of the PIA shall be based on the assumptions that (i) the Participant will continue to earn wages for purposes of the federal Social Security Act after Termination of Employment equal to the applicable federal Social Security Act wage bases in effect for the period after his Termination of Employment and before his Benefit Commencement Date, and (ii) there will be no changes to the federal Social Security Act or benefit levels thereunder after Termination of Employment.

         (f) Offset for Other Retirement Benefits. (1) General. The purpose of the offset for other retirement benefits is to make sure that a Participant receives an appropriate retirement benefit under the SERP for services rendered to the Group, taking into account the Participant's retirement benefits under other retirement plans maintained (or formerly maintained) by Group members or employers who are not members of the Group, to the extent attributable to services rendered to the Group and previous employers. Since it is intended that such offset shall apply to only benefits attributable to true employer contributions, however, the offset for other retirement benefits shall not include any retirement benefits attributable to (i) the Participant's own contributions (e.g., voluntary after-tax contributions), (ii) service as other than a common law employee (e.g., benefits under a Keogh plan attributable to service as a self-employed individual), (iii) a Participant's pre-tax contributions to a CODA, (iv) employer matching contributions plus earnings to a 401(k) plan not sponsored by the Company, and (v) any retirement benefits analogous to such items. In addition, no offset shall be made for benefits attributable to matching contributions made by a member of the Group to a tax-qualified Pension Plan if such contributions are based, in whole or part, on a Participant's pre-tax contributions to a CODA (e.g., employer matching contributions under the Pentair RSIP).

         This subsection provides the general rules for determining the offset for other retirement benefits. If, in the sole discretion of the Committee, application of these general rules would be unfair to or work an undue hardship on a Participant, the Committee may determine the offset in such manner as it deems appropriate in light of the objective such offset is intended to serve.


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         A Participant shall be responsible for providing such information to the Committee as it requests in order for the Committee to determine the proper offset for other retirement benefits. If the Participant does not supply such information, the Committee may use such procedures as it, in its sole discretion, deems appropriate or helpful to determine the offset, including, but not limited to, basing the offset on the assumption that all retirement benefits are attributable to employer contributions or withholding all benefits under the SERP until and unless the Participant provides the requested information.

                  (2) Defined Benefit Plans. The retirement benefit under a defined benefit Pension Plan shall be the annual benefit at Normal Retirement Date payable to the Participant under such plan, expressed in the normal form of benefit payable under such plan for an unmarried participant. If such normal form of benefits is a straight life annuity, no further adjustment shall be made to such benefit. If such normal form of benefit is not a straight life annuity, however, then for purposes of determining the offset it shall be converted into a straight life annuity which is the Actuarial Equivalent of such normal form of benefit.

                  (3) Defined Contribution Plans and Rollover IRAs. The participant's annual retirement benefit under a defined contribution Pension Plan or Rollover IRA shall be based on the Participant's vested account balance as of the last valuation date thereunder adjusted, in the discretion of the Committee, for assumed earnings thereon to the Benefit Commencement Date.

                  The vested account balance, as so adjusted, shall be then converted into a straight life annuity, commencing as of the Participant's Normal Retirement Date, which has a present value equal to the amount of the vested account balance. Such present value shall be determined by the factors that would be used, as of the first day of the calendar year which includes the Benefit Commencement Date, by the Pension Benefit Guaranty Corporation for valuing an immediate or deferred annuity, as the case may be, on a standard plan termination covered by Title IV of ERISA.

                  (4) Prior Distributions. The provisions of Section 6(f)(3) (including the discretion granted to the Committee to make adjustments for assumed earnings) also shall be applied in determining the annual retirement benefit attributable to a distribution to a Participant from any Pension Plan and Rollover IRA which the Participant did not roll over to a Pension Plan or Rollover IRA (e.g., a distribution that a Participant chose to be currently taxed on), except the amount of such distribution shall be used rather than the "vested account balance."

                  (5) Change in Control. If a Participant incurs a Covered Termination, then (i) the offset for other retirement benefits shall not include any such benefits earned after such termination and (ii) the offset for other retirement benefit shall not be greater than that determined with respect to such Participant immediately before the Change in Control to which the Covered Termination relates, and such Participant shall be considered to have supplied all information necessary to determine such offset.

         SECTION 7. WAIVER, MODIFICATION, AND ACCELERATION OF AGE AND SERVICE REQUIREMENTS. (a) Committee Action. Subject to the provisions of Section 7(c), the Committee may in its sole discretion:

         (i) waive the normal age requirement or normal service requirement, or both, used to determine whether an individual may be nominated for SERP participation;

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


         (ii) waive or modify the normal age requirement or the normal service requirement, or both, used to determine the Vesting and Accrual Date;

         (iii) waive or modify the normal service requirement used to determine the Normal Retirement Date; and/or

         (iv) modify the normal age requirement, or waive or modify the normal service requirement, to be eligible for an early retirement benefit under the SERP.

Any such waiver or modification may be made on an individual by individual basis or on a group basis. In no event, however, may the Committee lower the normal age requirement to be eligible for early retirement to an age below fifty-five
(55).

         (b) Limitation on Committee Action. In no event may the Committee, as to any one such modification, change (either directly or indirectly) any applicable age or service requirement so as to require a greater age or more Service than would otherwise apply to a Participant if no such modification were made.

         (c) Automatic Acceleration of Vesting and Accrual Date and Lowering of Early Retirement Age. If a Participant incurs a Covered Termination, then the Participant shall be considered to have attained his Vesting and Accrual Date immediately before such termination and shall be eligible to elect an early retirement benefit if he has attained age fifty-five (55).

         SECTION 8. PAYMENT OF RETIREMENT BENEFITS. (a) Commencement and Normal Form of Benefit. A Participant who is alive on his Benefit Commencement Date shall receive his retirement benefits in monthly payments commencing as of that date. Unless an alternative form of benefit is elected by the Participant pursuant to Section 8(b), retirement benefits shall be paid in the form of a straight life annuity. That is, benefits will commence as of the Benefit Commencement Date and end with the month in which the Participant dies, with no further benefits payable thereafter.

         (b) Alternative Forms of Benefit. (1) Joint and 50% Contingent Survivor Annuity. Prior to his Benefit Commencement Date, a married Participant may elect in writing to receive his retirement benefits under the SERP in the form of a joint and 50% contingent survivor annuity, under which half of the retirement benefits payable during the Participant's life shall continue for the life of his spouse, if she survives him. The Participant's spouse shall have no rights and entitlements over or with respect to such election. If such an election is made but the individual to whom the Participant was married dies before the Benefit Commencement Date, then such benefit election shall be null and void and the Participant shall receive his benefits as a straight life annuity, unless the Participant remarries before his Benefit Commencement Date and again elects a joint and 50% contingent survivor annuity.

                  (2) Other Forms of Benefit. The Committee may, at its discretion, make available to a Participant alternative benefit forms other than that described in Section 8(b); provided, however, that (i) no lump-sum option shall be available, and (ii) no other alternative benefit form may be offered unless such benefit form is then offered to participants under the Pentair

Pension Plan who are then accruing benefits under that plan. Such other benefit forms may be extended on an individual by individual basis or on a group basis; provided, however, upon a Covered Termination the alternative forms of benefit available shall include all such forms then offered (other than a lump sum, if otherwise so offered) to participants under the Pentair Pension Plan who are then accruing benefits under that plan. Any such election must be made before the Participant's Benefit Commencement Date. The Participant's spouse shall have no rights and entitlement over or with respect to such election.

                  If such other benefit form provides for contingent benefits after the Participant's death to a beneficiary or class of beneficiaries and all such beneficiaries die before the Benefit Commencement Date, then such benefit election shall be null and void and the Participant shall receive his benefits in the form of a straight life annuity, unless the Participant makes a new benefit form election before his Benefit Commencement Date.

                  (3) Actuarial Equivalent. All alternative retirement benefit forms under the SERP shall be the Actuarial Equivalent of the straight life annuity the Participant would have received under Section 8(a) but for his election of an alternative benefit form.

                  (4) Beneficiaries. If a Participant elects an alternative benefit form which provides for payments to, and measured on the life or lives of an individual or individuals, such individual or individuals shall be entitled to receive any benefits payable after the Participant's death. If a Participant elects an alternative benefit form under which the duration of benefits after his death are not tied to a survivor's life (e.g., a life annuity with sixty (60) months guarantied), the Participant shall be entitled to name in writing on forms prescribed by the Committee the beneficiary or beneficiaries of any benefits payable after his death, and to change such beneficiary designation at any time before the Participant's death. The Participant's spouse shall have no rights and entitlements over or with respect to any such beneficiary designation.

                  If such a beneficiary designation is not made before the Participant's death or no named beneficiary survives the Participant, then any benefits payable after the Participant's death shall be paid to the personal representative of the Participant's estate.

         (c) Forfeiture. (1) Death Before Benefit Commencement Date. Notwithstanding the fact that a Participant has reached the Vesting and Accrual Date, a Participant's retirement benefits under the SERP shall be forfeited upon death before his Benefit Commencement Date. The Participant's surviving spouse, however, may be entitled to a pre-retirement death benefit as described in
Section 10.

                  (2) Breach of Section 11. Notwithstanding the fact that a Participant has reached the Vesting and Accrual Date, a Participant's retirement benefits under the SERP may be forfeited upon violation of any provision of
Section 11.

         SECTION 9. DISABILITY BENEFIT. If a Participant has a Termination of Employment, as a result of being Disabled, before the Vesting and Accrual Date, and before becoming eligible for early retirement benefits under the SERP, then the Participant shall continue to receive Service credit until the earlier of (i) Normal Retirement Date, and (ii) the date the Participant is no longer Disabled. If the Participant recovers from the Disability before Normal Retirement Date, the Participant's benefits under the SERP, and the benefits of any person claiming such benefits through the Participant, shall be as otherwise provided for under the SERP. If, however, the Participant remains Disabled until Normal Retirement Date, the Participant shall be entitled to a benefit under the SERP, commencing as of Normal Retirement Date, equal to the retirement benefit determined under Section 6(a) as if Termination of Employment had occurred effective as of Normal Retirement Date. This benefit shall be paid as a straight life annuity, and the Participant shall not be entitled to elect to receive such benefit under an alternative form of benefit.

         SECTION 10. PRE-RETIREMENT DEATH BENEFIT. (a) Eligibility. If a Participant dies before his Benefit Commencement Date and is survived by a spouse, a death benefit shall be payable to the Participant's surviving spouse if the Participant has been married to such spouse for at least one (1) year as of the Participant's date of death.

         (b) Amount of Benefit. (1) Death On or After Becoming Eligible for Early Retirement Benefits. If a Participant dies on or after the date at which the Participant could have elected to receive early retirement benefits under the SERP (assuming he had a Termination of Employment), the benefit payable to the surviving spouse shall be the amount of the contingent survivor annuity that would have been payable to such spouse if the Participant had commenced receiving benefits under the SERP, payable in the form of the joint and 50% contingent survivor annuity described in Section 8(b), commencing as of the first day of the calendar month following the date of the Participant's death.

                  (2) Death Before Becoming Eligible for Early Retirement Benefits. If a Participant dies before the date at which the Participant could have elected to receive early retirement benefits under the SERP (assuming he had a Termination of Employment), the benefit payable to the surviving spouse shall be the amount of the contingent survivor annuity that would have been payable to such spouse if the Participant was eligible for and had elected early retirement benefits under the SERP, payable in the form of the joint and 50% contingent survivor annuity described in Section 8(b), commencing as the first day of the calendar month following the date of the Participant's death. For this purpose, the amount of the benefit that would have been so payable to the Participant, before adjustment to reflect the joint and 50% contingent annuity form, will be determined by using the reduction factor of 1/2 of 1% for each month in the period beginning as of the first day of the calendar month after the Participant's death and ending on the first day of the calendar month after the date the Participant would have attained age 55.

                  (3)    Commencement and Duration.   The pre-retirement death
benefit shall be paid monthly commencing as of the first day of the calendar month following the date of the Participant's death and ending with the month the spouse dies.

         SECTION 11. CONFIDENTIALITY, COVENANTS NOT TO COMPETE, AND NON-SOLICITATION. (a) General. Each Participant acknowledges that as a key executive of Pentair or other Group member Participant has become familiar and will continue to be familiar with the trade secrets, know-how, executive personnel, strategies, other confidential information and data of the Group. Each Participant further acknowledges that the financial security of the Group and its shareholders depends in large part on the efforts of executives like the Participant, and that a basic premise for the SERP is to compensate Participants for their efforts in causing the Group to grow and prosper, thereby helping to insure the Group's financial future for years well beyond the time the Participant

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

retires. Therefore, in consideration of the extension of the SERP to a Participant, the Participant agrees that (1) after Termination of Employment Participant shall not (directly or indirectly) and without Pentair's prior written consent, disclose to any other person any confidential information or data concerning Pentair or other member of the Group, and (2) for a period of three (3) years from Termination of Employment the Participant shall not (directly or indirectly) and without Pentair's prior written consent:

           (i) own, manage, control, participate in, consult with or render services of any kind for any concern which engages in a business which is competitive with any business being conducted by the Group as of the date of Termination of Employment;

          (ii) become an employee or agent of any publicly traded corporation, or any division or subsidiary of such corporation, where more than 5% of such organization's business is in competition with any business being conducted by the Group as of the date of Termination of Employment, unless the annual sales of such organization do not exceed $40 million;

         (iii) participate in any attempt to acquire the business or assets of the Group or control of the voting stock of any member thereof, or in any manner interfere with the control of Pentair, whether by friendly or unfriendly means; or

          (iv) induce any individual to leave the employ of Pentair or other member of the Group nor shall the Participant hire any such individual who approaches Participant for employment.

         If at the time of enforcement of this Section 11, a court shall hold that the duration, scope or area of restriction stated herein are unreasonable under the circumstances then existing, Pentair and the Participant agree that the maximum duration, scope, or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

         (b)      Forfeiture.  Upon any breach of the covenants described in
Section 11(a), all benefits then due under the SERP (and all benefits which otherwise would be due under the SERP in the future) to the Participant or his beneficiaries shall be forfeited.

         (c) Other Remedies. The covenants described in Section 11(a) run in favor of and shall be enforceable by Pentair. Pentair shall be entitled to pursue all legal and equitable remedies to cure or compensate for a breach of the covenants described in Section 11(a), without posting of bond, and all such remedies shall be in addition to the forfeiture described in Section 11(b).

         SECTION 12. FUNDING. (a) General. The SERP is an unfunded deferred compensation arrangement. No member of the Group shall establish or is required to establish any trust to fund benefits provided under the SERP, and no such member shall establish or is required to establish any type of earmarking or segregation of its assets to provide for such benefits. In the event of default of a Group member's obligations hereunder, the Participant shall have no greater entitlements or security than does a general creditor of the Group member.

         (b) Employer Company. Except as described in Sections 12(c) and 16, the Employer Company shall pay or provide for the payment of benefits hereunder. If the Employer Company does not timely pay such benefits, then, except as described in Section 12(c), the sole recourse of the claimant Participant is against such Employer Company and no other member of the Group shall be responsible to pay or provide for the payment of such benefits or liable for the nonpayment thereof.

         (c) Pentair Assumption of Liability. Under the following circumstances, Pentair shall assume and be responsible for the payment of benefits hereunder even though it is not the Employer Company:

         (i) the Employer Company is not participating in the SERP as of the date benefits hereunder are scheduled to commence to a Participant or his beneficiaries;

         (ii) the Employer Company does not timely pay or provide for the payment of benefits hereunder and such failure is not corrected within thirty (30) days; or

         (iii) the Participant has a Termination of Employment due to a sale of the stock (or rights analogous to stock) or assets of a Group member, and the Participant has attained the Vesting and Accrual Date on or before the date of such termination.

         Pentair's obligation under paragraph (i) above shall cease when the Employer Company agrees to participate in the SERP. Pentair's obligation under paragraph (ii) above shall cease when the Employer Company is current on its payment of benefits. Pentair's obligation under paragraph (iii) above shall not come into effect (or if previously effective, shall cease) as of the date the person who purchased such stock or assets, or a person who controls such person, agrees in writing to assume the liability for the benefits the Participant has then earned hereunder; provided, however, that upon a Change in Control Pentair, any person in control of Pentair, and the Employer Company if not Pentair, shall be jointly and severally responsible for payment of benefits hereunder regardless of the other provisions of this Section 12 and the assumption of such liability by another person shall not discharge Pentair, any person in control of Pentair, and such Employer Company from liability hereunder.

         (d) Participation by Other Group Members. Any member of the Group may join in this SERP by adopting a written resolution of its board of directors, and delivering such resolution to the Committee. Any member of the Group, other than Pentair, may end its participation under the SERP by a written resolution of its board of directors delivered to the Committee, provided, however, that no such resolution ending participation shall be effective until thirty (30) days after it is received by the Committee. By agreeing to join in the SERP, each member agrees to pay or provide for the payment of benefits hereunder to those Participants (and their beneficiaries) with respect to whom such member is the Employer Company. No such member, other than Pentair, shall have any power or authority to terminate, amend, administer, modify, or interpret the SERP, all such powers being reserved to Pentair and the Committee.

         SECTION 13. NON-ALIENABILITY. No disposition, charge or encumbrance by any Participant on the benefits payable hereunder by way of anticipation shall be valid or in any way binding upon the SERP, the Committee, and Pentair and other members of the Group. No Participant or beneficiary shall have the right to assign, transfer, encumber or otherwise dispose of any such benefits until the same shall be paid to the Participant or his beneficiaries. No payments under the SERP shall in any way be liable to the claims of any creditor of a Participant or beneficiary until actually paid to such Participant or beneficiary.

         SECTION 14. DEFAULT. Should the Employer Company (and Pentair to the extent provided for in Section 12(c)) fail to pay when due any benefit under the Plan to or with respect to a Participant or beneficiary and such failure to pay continues for a period of sixty (60) days from receipt of a written notice of nonpayment from the affected Participant or beneficiary, the Employer Company (and Pentair to the extent provided in Section 12(c)) shall be in default hereunder and shall pay to the Participant or beneficiary the benefits past due and the reasonable costs of collection of any such amount, including reasonable attorney's fees and costs; provided, however, if the Administrator in good faith disputes the amount of such benefit due or whether a person is entitled to such a benefit, then to the extent and duration of such a dispute the Employer Company (and Pentair to the extent provided for in Section 12(c)) shall not be considered in default hereunder; provided further, however, a Participant for whom a KEESA becomes operative due to a Change in Control, and regardless of whether such Participant incurs a Covered Termination, shall be entitled to payment or reimbursement of such costs of collection as provided under Section 18(g).

         SECTION 15. ADMINISTRATION OF THE SERP. The Committee shall have the authority to administer the SERP, including the power and discretion to construe and interpret its provisions. The Committee may delegate ministerial aspects of such administration to employees of Pentair. Nothing in this Section 15 shall alter or limit any power or discretion granted the Committee under other Sections of the SERP.

         SECTION 16. EFFECT OF KEESA. If a Participant incurs a Covered Termination, then as or with respect to that Participant:

         (i) notwithstanding the provisions of Section 11, the scope or duration (or both) of such Participant's covenants under
                  Section 11 shall be no greater or longer than similar covenants provided for in such Participant's KEESA and, to the extent there are no such similar covenants in such Participant's KEESA, then Section 11 shall be void and of no force and effect; and

         (ii) in the case of any conflict between the terms and provisions of this SERP document and the terms and provisions of such Participant's KEESA, the terms of such Participant's KEESA shall control to the extent more beneficial to such Participant, and the obligations of Pentair under such KEESA shall be in addition to any of its obligations hereunder.

         SECTION 17. AMENDMENT OR TERMINATION. (a) General. This Plan may be terminated or amended, in whole or in part, at any time by written resolution of the Board of Directors of the Company. Any such action may apply to the Plan as a whole, or any individual Participant or group of Participants. Except as provided in Section 17(b) and (c), any such action may reduce or eliminate (retroactively or prospectively, or both) any benefits under the Plan that otherwise would be payable but for such action.

         (b) Limitation on Power to Amend or Terminate. (1) Vested Participants. As to any Participant who has attained his Vesting and Accrual Date (determined without regard to Section 11) before the date the Plan is amended or terminated (or, if later, before the date such action is effective), no such amendment or termination shall (without the specific written consent of the Participant):

         (i)      reduce the SERP benefits earned by the Participant;

         (ii) reduce the amount of SERP benefits then being paid to a Participant or change the form in which such benefits are being paid; or

         (iii) terminate, amend, or otherwise change the liability of Pentair, other Group member, or other person to pay or provide for the payment of SERP benefits protected under clauses (i) and (ii) immediately preceding.

                  (2) Beneficiaries. As to any former Participant who has died before the date the Plan is amended or terminated (or, if later, before the date such action is effective), no such amendment or termination shall (without the specific written consent of such Participant's beneficiary):

         (i) reduce the amount of Plan benefits to which such beneficiary is entitled or change the form in which benefits are payable; or

         (ii) terminate, amend, or otherwise change the liability of Pentair, other Group member, or other person to pay or provide for the payment of benefits protected under clause (i) immediately preceding.


         (c) Change in Control. In addition to the limitations described in Section 17(b), upon a Change in Control for which a Participant's KEESA becomes operative and under which a Covered Termination has or may occur, then without the specific written consent of the Participant (or beneficiary in the event of the Participant's death), the Plan as in existence immediately prior to the Change in Control may not be (directly or indirectly) terminated, amended, or otherwise changed in any respect during the three year period beginning with the date of the Change in Control, but only with respect to such individual. The prohibition herein described shall apply to any action which affects or is intended to affect the terms and provisions of the Plan as then in effect during such three year period, regardless of when made or effective.

         (d) Continuation of Plan Provisions. To the extent that any Plan benefits, and rights and obligations allocable thereto, are protected under
Section 17(b) and (c), then as to the persons described in Section 17(b) and (c) the Plan shall continue in force and effect, as if no such amendment or termination had occurred, until such benefits are fully paid or fully provided for to such persons.

         SECTION 18. MISCELLANEOUS. (a) Employer's Rights. The right of a member of the Group to discipline or discharge employees or to exercise rights related to the tenure of employment shall not be affected in any manner by reason of the existence of the SERP or any action hereunder.

         (b) Interpretation. Section and subsection headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Section or subsection. Masculine gender shall include the feminine, and vice versa, and singular shall include the plural, and vice versa, unless the context clearly requires otherwise.

         (c) Withholding of Taxes. All benefit payments under the SERP shall be subject to withholding for federal and state taxes as required by law.

         (d) Computational Errors. In the event mathematical, accounting, actuarial or other errors are made in administration of the SERP due to mistakes of facts, the Committee may make equitable adjustments, which may be retroactive, to correct such errors. Such adjustments shall be conclusive and binding on all Participants and beneficiaries.

         (e) Choice of Law. To the extent not preempted by ERISA or any other federal statute, the construction and interpretation of the SERP shall be governed by the laws of the State of Minnesota.

         (f) Savings Clause. Should any valid federal or state law or final determination of any agency or court of competent jurisdiction affect any provision of this SERP, the remaining provisions shall otherwise continue in full force and effect.

         (g) Change in Control. A Participant for whom a KEESA becomes operative due to a Change in Control, and regardless of whether such Participant incurs a Covered Termination, shall be entitled to adjudicate any dispute regarding his or her benefits or rights and entitlements under the Plan in the forums and venues as provided in Section 22 of the KEESA, and shall be entitled to payment or reimbursement of costs and expenses related to such adjudication as provided in Section 15 of the KEESA.



                              --------------------


         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby approve the form and content of this amended and restated SERP document.



Dated:
      -----------------------------    ---------------------------------------
                                       Louis L. Ainsworth
                                       Senior Vice President and General Counsel of Pentair, Inc.



         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.




                                           PENTAIR, INC.


Dated:                                     By:
       ----------------------------           ----------------------------
                                              Its:
                                                  ----------------------------

                                  PENTAIR, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN






















                AS AMENDED AND RESTATED EFFECTIVE AUGUST 23, 2000

                                TABLE OF CONTENTS




1.       NAME OF PLAN.............................................................................................1

2.       DEFINITIONS..............................................................................................1

3.       PURPOSE..................................................................................................3

4.       EFFECTIVE DATE...........................................................................................3

5.       ELIGIBILITY AND PARTICIPATION............................................................................3

6.       RETIREMENT BENEFIT.......................................................................................4

         (a)      Normal Retirement Benefit.......................................................................4
         (b)      Late Retirement Benefit.........................................................................4
         (c)      Early Retirement Benefit........................................................................4
         (d)      Deferred Vested Retirement Benefit..............................................................5
         (e)      Annualized PIA..................................................................................5
         (f)      Offset for Other Retirement Benefits............................................................5

7.       WAIVER, MODIFICATION, AND ACCELERATION OF AGE AND SERVICE REQUIREMENTS...................................7

         (a)      Committee Action................................................................................7
         (b)      Limitation on Committee Action..................................................................7
         (c)      Automatic Acceleration of Vesting and Accrual Date and
                  Lowering of Early Retirement Age................................................................7

8.       PAYMENT OF RETIREMENT BENEFITS...........................................................................7

         (a)      Commencement and Normal Form of Benefit.........................................................7
         (b)      Alternative Forms of Benefit....................................................................7
         (c)      Forfeiture......................................................................................8

9.       DISABILITY BENEFIT.......................................................................................9

10.      PRE-RETIREMENT DEATH BENEFIT.............................................................................9

         (a)      Eligibility.....................................................................................9
         (b)      Amount of Benefit...............................................................................9

11.      CONFIDENTIALITY, COVENANTS NOT TO COMPETE, AND NON-SOLICITATION.........................................10

         (a)      General........................................................................................10




         (b)      Forfeiture.....................................................................................11
         (c)      Other Remedies.................................................................................11

12.      FUNDING.................................................................................................11

         (a)      General........................................................................................11
         (b)      Employer Company...............................................................................11
         (c)      Pentair Assumption of Liability................................................................11
         (d)      Participation by Other Group Members...........................................................12

13.      NON-ALIENABILITY........................................................................................12

14.      DEFAULT.................................................................................................12

15.      ADMINISTRATION OF THE SERP..............................................................................12

16.      EFFECT OF KEESA.........................................................................................12

17.      AMENDMENT OR TERMINATION................................................................................13

         (a)      General........................................................................................13
         (b)      Limitation on Power to Amend or Terminate......................................................13
         (c)      Change in Control..............................................................................14
         (d)      Continuation of Plan Provisions................................................................14

18.      MISCELLANEOUS...........................................................................................14

         (a)      Employer's Rights..............................................................................14
         (b)      Interpretation.................................................................................14
         (c)      Withholding of Taxes...........................................................................14
         (d)      Computational Errors...........................................................................14
         (e)      Choice of Law..................................................................................14
         (f)      Savings Clause.................................................................................14
         (g)      Change in Control..............................................................................14

